Exhibit 10.5

Execution Version

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”), made and entered into by and between APACHE CORPORATION, a Delaware corporation (“Landlord”), and Altus Midstream LP, a Delaware limited partnership (“Tenant”), effective as of November 9, 2018 (the “Effective Date”).

W I T N E S S E T H:

In consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

PREMISES & CERTAIN DEFINED TERMS

1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on the terms and conditions, and for the rental hereinafter set forth, the following premises located in Reeves County, Texas (collectively, the “Premises”):

(a)	the building depicted on and labeled as “Field Office 100% Midstream” on Exhibit “A” attached hereto and made a part hereof (the “Field Office Building”);

(b)	a thirty-three percent (33%) undivided interest in the building depicted on and labeled as “Shop” on Exhibit “A” attached hereto and made a part hereof (the “Shop Building”);

(c)

a sixty-seven percent (67%) undivided interest in the building depicted on and labeled as “Warehouse” on Exhibit “A” attached hereto and made a part hereof (the “Warehouse Building”, and, together with the Field Office Building and the Shop Building, the “Buildings”); and

(d)

a thirty-three percent (33%) undivided interest in the storage yard, containing approximately 8.25 acres, depicted on and labeled as “Storage Yard” on Exhibit “A” attached hereto and made a part hereof (the “Storage Yard”);

(e)

subject to other provisions of this Section 1, a one hundred percent (100%) undivided interest in approximately 15 acres of land depicted on and labeled as “Shared Land” on Exhibit “A” attached hereto and made a part hereof (the “Shared Land”);

which Premises are situated on land owned by Landlord and more particularly described on Exhibit “B” attached hereto and made a part hereof (the “Land”).

References in this Lease to the “Facility” shall mean the entirety of the complex of which the Buildings, Storage Yard, and the Shared Land are a part, and including without limitation all of the land designated by Landlord from time to time as constituting a part thereof, and all other buildings, structures, facilities, improvements or areas that are now or hereafter may be constructed or located on or installed in or thereon.

AUTHORIZED USE AND ACCESS; MAN-CAMP

2. (a) Tenant shall have the right to occupy and use the Premises solely for office, storage, and warehouse uses in connection with its midstream business, and uses reasonably related thereto, in each case consistent with applicable law and subject to the terms and conditions set forth in Section 17 and elsewhere in this Lease. Tenant shall further have ingress and egress rights 24/7 across the Land for reasonable access to and from (i) the Facilities and (ii) only for such times and to the extent the Man-Camp is used pursuant to this Section 2, the Man-Camp (defined below); provided that such ingress and egress shall be across existing roads, paths or other routes which may be prescribed by Landlord from time to time (collectively, “Access Routes”); provided further that Tenant’s use of such Access Routes shall not unreasonably interfere with the use thereof by Landlord or any third parties permitted to use the same, and shall be subject to such rules and regulations as Landlord may from time to time prescribe.

(b) Notwithstanding anything to the contrary herein, so long as no Event of Default has occurred and be continuing hereunder, Tenant shall be permitted to use the man-camp located on a portion of the Land, more particularly depicted on and labeled as “Man-Camp Area” on Exhibit “A” attached hereto and made a part hereof (the “Man-Camp”), subject in any event to: (i) availability at any given time, (ii) Landlord’s conditions, rules and regulations from time-to-time in effect with respect thereto, and (iii) Landlord’s charges for such use, each as determined by Landlord in its discretion.

(c) In no event shall any part of the Facility or the Man-Camp be used for any of the purposes prohibited in Section 16 hereof. Any violation of this provision shall constitute an Act of Default (hereinafter defined) under this Lease.

TERM; TERMINATION RIGHT

3. (a) Subject to and upon the terms and conditions set forth in this Lease or in any Exhibit hereto, this Lease shall be in force for an initial term (as such may be extended as permitted herein, the “Term”) of four years beginning on the Effective Date (the “Commencement Date”). The initial term may be extended for three additional, consecutive periods of twenty-four (24) months each (each, a “Renewal Term”). Tenant shall give notice to Landlord of its request to extend the Term for a Renewal Term, in each case no earlier than nine (9) months before and no later than five (5) months before the then-current expiration date of the Lease, and Landlord shall notify Tenant within thirty (30) days after its receipt of Tenant’s notice whether Landlord agrees to extend the Term at such time. Such notice by Landlord to Tenant shall be conclusive evidence that the Term of the Lease shall be extended as set forth therein, all on the same terms and conditions as set forth in this Lease; provided, that Base Rent then in effect shall be increased by three percent (3%) for each Renewal Term. Notwithstanding the foregoing, should either Landlord or Tenant request an amendment of this Lease to reflect the Renewal Term, the parties shall use good faith efforts to execute such instrument within thirty (30) days of request, in form and substance mutually acceptable to the parties.

(b) Notwithstanding anything to the contrary, Landlord shall have the option to terminate this Lease as follows:

(i) effective upon the date on which Landlord ceases to own, directly or indirectly, a majority of the outstanding equity of Tenant or the general partner of Tenant, or otherwise ceases to manage or operate Tenant, such option exercisable by giving written notice to Tenant (x) at any time prior to the effectiveness of a change described in this subclause, or (y) within thirty (30) days after the effectiveness of such a change; and/or

(ii) upon a default by Tenant (beyond any applicable notice and cure periods) under, and/or a termination of, any other agreements now or hereafter entered between Landlord and Tenant, including without limitation that certain Construction, Operations and Maintenance Agreement entered into by Landlord and Altus Midstream Company (f/k/a Kayne Anderson Acquisition Corp.) on even date herewith, such option exercisable by giving written notice to Tenant at any time after a default or termination described in this subclause and specifying the effective date of such termination (which may be as of the date of Landlord’s notice).

PAYMENT OF RENT

4. Tenant shall pay Rent to Landlord. The term “Rent” as used in this Lease shall mean the Base Rent as provided in Section 5 hereof, the Operating Rent as provided for in Section 6 hereof, and all other amounts provided for in this Lease to be paid by Tenant, all of which shall constitute rental in consideration for this Lease and the leasing of the Premises. The Rent shall be paid at the times and in the amounts provided for herein in legal tender of the United States of America to Landlord at the address shown herein or to such other person or at such other address as Landlord may from time to time designate in writing. The Rent shall be paid without notice, demand, abatement, deduction, or offset except as may be otherwise expressly set forth in this Lease.

BASE RENT

5. The Base Rent shall be payable in monthly installments as set forth below, which installments shall be due and payable in advance and without demand on the first day of each calendar month during the Term. If the Commencement Date occurs on a day other than the first (1st) day of a calendar month, or if the day on which the Term expires occurs on a day other than the last day of a calendar month, then the monthly installment of Base Rent for such fractional month shall be pro-rated on a daily basis.

Base Rent shall be payable in monthly installments throughout the initial Term in the amount of Forty-Four Thousand Five-Hundred Dollars ($44,500) per month, in advance, commencing on the Commencement Date and continuing for each successive month thereafter. The Base Rent payable during any Renewal Term shall be as set forth in Section 3(a).

OPERATING RENT

6. Tenant shall pay to Landlord the Operating Rent, as additional Rent. The “Operating Rent” shall be Tenant’s Share (hereinafter defined) of the amount of Operating Expenses (hereinafter defined) calculated and payable in accordance with the following terms and provisions:

(a)	Operating Expenses shall be calculated and payable in the following manner:

(i)

Prior to the Commencement Date, Landlord shall provide Tenant with a good faith estimate of the Operating Expenses for the current calendar year (the “Initial Year”). Tenant shall pay, as Operating Rent, Tenant’s Share of such estimated Operating Expenses in equal monthly installments on the first (1st) day of each month through and including December of the Initial Year.

(ii)

For any subsequent year (the “Subsequent Year”), Landlord shall provide Tenant with a good faith estimate of the Operating Expenses on or about November 30 of the year preceding the Subsequent Year. Tenant shall pay, as Operating Rent, Tenant’s Share of such estimated Operating Expenses in twelve (12) equal monthly installments, each payable in advance on the first (1st) day of each calendar month during such Subsequent Year.

(ii)

If, at any time, Landlord determines that the actual Operating Expenses are greater than the amount estimated pursuant to subparagraph 6(a)(i) or (ii) above, then Landlord may deliver to Tenant a statement of the revised Operating Expenses (the “Revision Notice”), and Tenant shall pay to Landlord, within twenty (20) days after the date of the Revision Notice, any underpayment in Tenant’s Share of actual Operating Expenses for the portion of such Initial or Subsequent Year prior to the date of the Revision Notice. Each monthly installment of Operating Expenses for the portion of such Subsequent Year after the date of the Revision Notice will be equal to Tenant’s Share of the estimated Operating Expenses set forth in the Revision Notice divided by twelve (12).

(iii)

Within ninety (90) days (or as soon thereafter as possible) after the conclusion of each calendar year of the Term (as such may be extended as set forth herein), Landlord shall furnish to Tenant a statement setting forth in reasonable detail the actual Operating Expenses for such calendar year. If actual Operating Expenses for such completed calendar year differ from the estimated Operating Expenses for such completed calendar year, then the difference between the Operating Expenses actually paid by Tenant during such completed calendar year and Tenant’s Share of the actual Operating Expenses for such completed calendar year shall (A) in the case of an underpayment, be paid by Tenant to Landlord in a lump sum amount within thirty (30) days after delivery of such statement or (B) in the case of an overpayment, be credited by Landlord toward the amount of Operating Expenses payable by Tenant for the then current calendar year (except that if the Term shall have expired during the completed calendar year, Landlord will refund any overpayment to Tenant). The effect of this reconciliation payment is to ensure that, during the Term, Tenant will pay Tenant’s Share of all Operating Expenses. The provisions of this Section 6 shall survive the expiration or early termination of the Term and any renewals thereof.

(b)

Any delay or failure of Landlord in billing any Operating Expenses as provided in this Section 6 shall in no way constitute a waiver of, or in any way impair the continuing obligation of, Tenant to pay such Operating Expenses.

(c)

“Tenant’s Share” shall be the proportion that the square footage of the improvements permitted to be used by Tenant on the Facility from time to time bears to the total square footage of all improvements on the Facility. Landlord and Tenant stipulate and agree that “Tenant’s Share” shall be forty-four and forty-seven one hundredths percent (44.47%).

7. Reserved.

OPERATING EXPENSES

8. The term “Operating Expenses” as used in this Lease refers to the aggregate of all amounts paid or accrued by Landlord in connection with the ownership, operation, repair, and/or maintenance of the Facility, including without limitation the Buildings, the Shared Land, and all equipment, fixtures, and facilities from time to time located on or used in connection therewith. Operating Expenses shall also include, but not be limited to, the costs of utilities, cleaning and janitorial services, repairs and refurbishing, restoration, Taxes (defined in Section 9), all insurance premiums, and all labor, supplies, materials, tools, management fees, accounting, legal and other professional costs and expenses, and all other items customarily constituting operating and maintenance costs in connection with all or any part of the Facility according to generally accepted accounting principles. Operating Expenses shall also include amortization, with a market rate of interest, of the cost of installation of capital investment items that are primarily for the purpose of reducing operating costs or that may be required by governmental authority, or that are for the purpose of repairing or refurbishing any of the Facility so as to maintain their existing quality, provided that all such costs shall be amortized over the reasonable life of the capital investment items, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles.

Notwithstanding anything contained herein to the contrary, the following shall be excluded from Operating Expenses:

(a)	Costs of repairs or other work occasioned by fire, windstorm or other casualty or condemnation, to the extent reimbursed to Landlord by insurance or by governmental authorities in eminent domain;

(b)

Except as provided in this Section 8, costs of a capital nature, in accordance with generally accepted accounting principles, consistently applied, including without limitation, alterations, replacements and repairs to the extent that such are of a capital nature as aforesaid;

(c)

Interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases (except to the extent that the same may be made to pay or to reimburse, or may be measured by, ad valorem taxes); and

(d)

All items and services for which Tenant specifically reimburses Landlord (other than the Operating Rent) or for which Tenant contracts directly with third parties after receiving Landlord’s written approval.

TAXES

9. The term “Taxes” as used in this Lease shall mean all ad valorem taxes, personal property taxes, transit taxes, water and sewer charges, excises, levies, license and permit fees, and all other similar charges, if any, which are levied, assessed, or imposed upon or become due and payable in connection with, or a lien upon, the Shared Land, any of the Buildings, the Facility, or any facilities used in connection therewith, and rentals or receipts therefrom and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in this definition of taxes, excluding only franchise and income taxes of Landlord (but not excluding such taxes if imposed in the future wholly or partially in lieu of present real estate, ad valorem, or similar taxes). Notwithstanding the foregoing, “Taxes” shall specifically include any tax, assessment or similar charge on the rents or profits from the Premises or any part thereof (including, without limitation, any franchise or margin tax that Landlord is required to pay under Chapter 171 of the Texas Tax Code or due to House Bill No. 3, 79th Legislative, 3rd Called Session, 2006) levied against Landlord and/or all or any part on the Premises in lieu of ad valorem taxes on the Premises or otherwise as a result of property tax reform in the State of Texas. Further, the term “Taxes” shall mean all charges and fees of counsel and experts which are reasonably incurred by, or reimbursable to Landlord in seeking any reduction in the assessed valuation of the Facility or a judicial review thereof. If any such application or review results in a refund, Landlord shall, after payment of reasonable expenses in connection therewith, reimburse Tenant its pro rata share of such refund.

10. Reserved.

11. Reserved.

MAINTENANCE & REPAIR

12. Landlord shall keep and maintain the Buildings, the Premises, and Facility in good order and repair. If Tenant becomes aware of any part of the Buildings, Premises, and/or Facility in need of any maintenance or repair, Tenant shall promptly notify Landlord thereof, including a reasonable description of the work suspected to be required. All costs incurred by or on behalf of Landlord in connection with such efforts shall be part of the Operating Expenses.

LANDLORD’S SERVICES

13. So long as Tenant is not in default under this Lease, Landlord shall, at Landlord’s expense (to be part of the Operating Expenses except to the extent otherwise expressly provided for to the contrary in this Lease, and/or except to the extent any utility referenced hereinbelow is separately metered, in which case such shall be timely paid for by Tenant directly to the applicable utility provider), furnish or cause to be furnished the following services, in each case in such amount, frequency and of the standard generally considered to be standard for buildings of comparable age and quality, given the intended use therefor, in the area of Houston, Texas:

(a)	Air conditioning and heat to the Buildings as provided as of the date hereof.

(b)	Janitorial services in the Buildings as provided as of the date hereof.

(c)	Water to the Buildings at those points of supply provided for drinking, toilet, and lavatory purposes as provided as of the date hereof.

(d)	Normal and customary routine maintenance for the Facilities as provided as of the date hereof.

(e)	Electric lighting service for the Buildings as provided as of the date hereof.

(f)

Electric energy for the Buildings as provided as of the date hereof; provided that any obligation of Landlord to furnish electrical service will be subject to the rules and regulations of the supplier of such electrical service and of any municipal or governmental authority regulating the business of providing electrical utility service, and to temporary interruptions for maintenance, repair, or testing of emergency systems. Landlord will not be liable in any way to Tenant for any failure or defect in the supply or character of electrical energy furnished to the Facility by reason of any requirement, act or omission of the public utility serving the Facility with electricity, nor shall any such failure or defect cause an eviction of Tenant, release Tenant from any obligation or grant Tenant any right to offset or abatement of Rent.

PAYMENT FOR NON-STANDARD SERVICES

14. Tenant shall pay Landlord, upon request, such additional amounts, including, specifically a fifteen percent (15%) administrative fee, as are necessary to recover additional costs incurred by Landlord in performing or providing services (including without limitation janitorial, maintenance, security or other services or requirements of Tenant) which Tenant may specifically request and which Landlord is not otherwise obligated to provide hereunder.

SERVICES INTERRUPTION

15. Landlord shall use commercially reasonable efforts to restore any failure or defect in the supply or character of utilities and other services furnished or to be furnished by or on behalf of Landlord under this Lease, but Landlord shall not otherwise be liable to Tenant for any such failure or defect and such failure or defect shall not be construed as an eviction of Tenant nor shall such failure or defect entitle Tenant to any reduction, abatement, offset, or refund of Rent or to any damages from Landlord, nor shall Landlord be in breach or default under this Lease if Landlord uses commercially reasonable efforts to restore any such failure or defect after Landlord receives written notice thereof. Tenant hereby waives and disclaims, and agrees not to claim or assert, all present and future rights to apply any Rent against any obligation of Landlord, howsoever incurred, or to assert that any such obligation of Landlord entitles Tenant to any counterclaim or any reduction, abatement, offset or refund of Rent.

Notwithstanding anything in this Section 15 to the contrary, if there is an interruption in an Essential Service (hereinafter defined) to be provided by Landlord, if (a) such interruption is not the result, in whole or in part, directly or indirectly, of the negligence or willful misconduct of Tenant, its agents, employees, licensees, invitees, visitors, customers, subtenants, or assignees, or of conditions not within Landlord’s control, and if (b) such interruption renders all or a portion of the Premises unusable to Tenant and Tenant, in fact, ceases to use such unusable space, and if (c) such interruption continues for ten (10) consecutive business days after receipt by Landlord of written notice from Tenant specifying such interruption with particularity, then, so long as there is no default under this Lease, Tenant, as Tenant’s exclusive remedy therefor, shall be entitled to an abatement of Rent with respect to that portion of the Premises rendered unusable to Tenant as a result of such interruption until such time as such services are restored to the extent that such portion of the Premises is again rendered usable to Tenant. For purposes of this Section 15, “Essential Services” shall include electricity, heating, ventilation and air-conditioning, and water, in each case to the extent required for the Tenant’s permitted use.

PROHIBITED USES

16. Tenant shall not use or permit any other party to use all or any part of the Premises for any purpose not authorized in Section 2 of this Lease. Tenant shall not do or permit anything to be done in or about the Premises, the Shared Land, the Facility generally, the Man-Camp or the Land, or any part thereof, nor bring or keep or permit anything to be brought to or kept therein, which is prohibited by or which will in any way increase the existing rate of or affect any fire or other insurance which Landlord carries upon the Buildings, any other buildings on or other part of the Facility or any of their contents, or cause a cancellation of any insurance policy covering the Premises or any part thereof or any other part of the Facility or any of its contents. Tenant shall not do or permit anything to be done in or about the Facility which will in any way obstruct or interfere with the rights of other tenants or undivided interest holder in any part of the Premises, Facility, Man-Camp or Land, or injure or annoy them or their agents, employees, invitees or visitors or use or allow the Premises to be used for any unlawful or objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Facility or commit or suffer to be committed any waste to, in, on or about the Facility.

RULES & REGULATIONS OF SHARED SPACES

17. Tenant acknowledges and agrees that, as an undivided interest holder of each of thirty-three percent (33%) of each of the Shop Building and the Storage Yard, sixty-seven percent (67%) of the Warehouse Building, and one-hundred percent (100%) of the Shared Land (the Shop Building, Storage Yard, Warehouse Building, and Shared Land, collectively, the “Shared Spaces”), (i) Tenant’s use of such Shared Spaces shall be in common with other holders of an undivided interest in such spaces (each, an “Undivided Interest Holder”), and Tenant’s use of any and all of such Shared Spaces shall not unreasonably interfere with the permitted use thereof by any Undivided Interest Holder, (ii) Tenant shall only be entitled to use up to (A) thirty-three percent (33%) of the capacity and/or facilities in the Shop Building, subject to the time(s) that such Shop Building is open for operation and subject to any scheduling constraints which may be set forth in Exhibit “C”, (B) thirty-three percent (33%) of the capacity of the Storage Yard, and (C) sixty-seven percent (67%) of the capacity of the Warehouse Building, as the case may be, in each case at any given time during the term of this Lease, and (iii) Tenant shall perform and comply with the Rules and Regulations of the Buildings set out in Exhibit “C” hereto, and upon written notice thereof, amendments of such Rules and Regulations, and upon written notice thereof, all other reasonable rules and regulations with respect to safety, care, cleanliness and preservation of good order, operation and conduct in the Buildings or the Facility generally that may be established from time to time by Landlord. In the event of any conflict between the terms of this Lease and the Rules and Regulations of the Buildings, the terms of this Lease shall prevail.

COMPLIANCE WITH LAWS & OTHER REGULATIONS; LICENSES IN EFFECT

18. (a) Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any directive or occupancy certificate issued pursuant to any law by any public officer or officers insofar as any thereof relate to or affect the condition, use, occupancy, or alteration of the Premises. Tenant warrants and represents that it has obtained all licenses and permits required for the conduct of its business and that all such licenses and permits are currently in effect and Tenant is in good standing thereunder, and Tenant covenants that it shall maintain in effect all such licenses and permits (and shall obtain and maintain in effect such additional licenses and permits as may during the Term become required in order to conduct its business) throughout the Term and shall maintain its good standing thereunder.

(b) Tenant (i) shall comply with all Environmental Laws (as hereinafter defined) applicable to the Premises and the Facility, and (ii) shall not use or permit the Premises or the Facility to be used for the generation, manufacture, refinement, production, or processing of any Hazardous Material (as hereinafter defined) or for the storage, handling, transfer or transportation of any Hazardous Material, except for de minimis quantities of cleaning supplies, office supplies and other materials consistent with the permitted use that are used in the ordinary course of Tenant’s business provided the same are properly stored, used and disposed of in a manner and location satisfying applicable Environmental Laws. Immediately after discovering same, Tenant shall notify Landlord of any release of Hazardous Materials or contamination in, on or about the Premises or Facility. “Environmental Laws” means the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §§6901, et. seq. (RCRA), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq. (CERCLA), the Toxic Substance Control Act, as amended, 15 U.S.C. §§2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. §§136 et seq., any other analogous state or federal statute, and all applicable federal, state and local environmental laws, ordinances, orders, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, orders, rules and regulations, now or hereafter existing relating to regulations or control of Hazardous Material or materials. “Hazardous Materials” means substances defined as “hazardous substances”, “hazardous materials”, “hazardous wastes” or

“toxic substances” in any applicable federal, state or local statute, rule, regulation or determination, including but not limited to any Environmental Laws and, asbestos, pcb’s, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in applicable law.

ALTERATIONS

19. Tenant shall make no alterations, installations, additions, or improvements in or to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Approval by Landlord of any of Tenant’s drawings, plans, and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to (a) the completeness or design sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose or condition, or (b) their compliance with all laws, rules, and regulations of governmental agencies or authorities; such approval shall merely be the consent of Landlord as required hereunder. All such work shall be performed in a manner and by workmen and contractors, approved in advance by Landlord, in its discretion. Tenant shall not install, remove from, or move into the Premises any furniture, fixtures, equipment, or other objects (except for equipment, materials, and supplies used in the ordinary course of business) except on such days and at such times as have been approved in advance by Landlord. All alterations, installations, additions, or improvements (including but not limited to paneling, partitions, and fixtures) made by or for Tenant to the Premises shall remain upon and be surrendered with the Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant’s right to possession of the Premises; provided, however, Landlord may require Tenant to remove any or all of such items upon the expiration or termination of this Lease or the termination of Tenant’s right to possession of the Premises. Tenant shall pay the costs of all removal of Tenant’s property from the Premises and all resulting repairs to the Premises. All work permitted to be performed by Tenant hereunder shall be performed (i) so as not to adversely affect the structure, safety, systems, or services of any Building, (ii) in compliance with all building, safety, fire, and other codes and governmental and insurance requirements, (iii) so as not to unreasonably interfere with the use by any other tenants or undivided interest holders of all or any part of the Premises or Facility, and (iv) promptly and in a good and workmanlike manner, and in such a manner that no valid mechanic’s, materialman’s or other similar liens attach to Tenant’s leasehold estate or to any part of the Premises or Facility (collectively, the “Tenant Work Requirements”). In no event shall Tenant permit, or be authorized to permit, any liens (valid or alleged) or other claims to be asserted against Landlord or Landlord’s rights, estates, and interests with respect to the Shared Land, any Building, the Facility, the Man-Camp, the Land or this Lease.

20. Notwithstanding anything to the contrary, Tenant acknowledges that Tenant currently occupies the Premises, and hereby leases the Premises and accepts the Premises and the Facility in their AS-IS, WHERE-IS, condition WITH ALL FAULTS.

TAXES ON PERSONALTY & TENANT IMPROVEMENTS

21. Tenant shall pay all ad valorem and similar taxes or assessments levied upon, or applicable to, all equipment, fixtures, furniture, or other property placed by Tenant in the Premises, and all license and other fees or charges imposed on the business conducted by Tenant in the Premises.

LANDLORD’S ACCESS

22. Landlord shall have the right at all reasonable times during the Term (with reasonable notice to Tenant except when Tenant is in default or in cases of emergency) to enter the Premises to inspect the condition thereof, to show the Premises to prospective tenants or purchasers of all or any part of the Facility, to determine if Tenant is performing its obligations under this Lease, to perform the services or to make the repairs and restoration that Landlord is obligated or elects to perform or furnish under this Lease, to make repairs to adjoining space, to cure any defaults of Tenant hereunder that Landlord elects to cure, and to remove from the Premises any improvements thereto or property placed therein in violation of this Lease. Nothing in this Section shall limit Landlord’s right, as an undivided interest holder of part of the Premises, to enter, access, and use such Premises and Facility according to its rights.

INSURANCE

23. (a) Landlord shall carry and maintain, or cause to be carried and maintained, during the Term such insurance coverages and in such amounts as Landlord deems reasonable (“Landlord’s Insurance”), including without limitation all risks property coverage insuring the Buildings and Facility (excluding Tenant’s goods, furniture or property placed in the Premises and any permitted Tenant Improvements) against damage or loss from fire or other casualty normally insured against under the terms of standard all risks property policies of insurance. Notwithstanding the foregoing, it is agreed by the parties hereto that Landlord may satisfy all or any portion of the foregoing insurance requirements through self insurance. The cost of Landlord’s Insurance shall be included in the Operating Expenses.

(b) In support of the liabilities and obligations assumed by Tenant under this Lease, Tenant shall at all times during the Term carry and maintain, or caused to be carried or maintained, at Tenant’s own cost and expense, with insurers licensed to do business in the State of Texas, (i) Worker’s Compensation in accordance with all applicable state laws and endorsed to include coverage for Employer’s Liability with limits of not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) (ii) commercial general liability insurance to include coverage for Premises-Operations, Independent Contractors, Broad Form Contractual Liability, Products/Completed Operations coverage with a combined single limit for bodily injury and property damage of not less than One Million and 00/100 Dollars ($1,000,000.00) per occurrence, (iii) excess liability insurance providing limits in addition to and in excess of the liability coverages required in (i) employers liability and (ii) above; and (iv) such other limits and coverages as may reasonably be established from time to time by Landlord. The commercial general liability policy shall include a cross liability endorsement. To the extent of the liabilities assumed by Tenant under this Lease, all such insurance policies shall (1) include Landlord Parties (defined below) as an additional insured (except workers compensation), (2) contain a waiver of subrogation in favor of Landlord Parties and (3) state that such insurance is primary and non-contributing insurance with any other insurance or self-insurance available to Landlord Parties. Tenant shall furnish Landlord with current certificates evidencing all required insurance. Tenant shall provide not less than thirty (30) days advance written notice to Landlord of any cancellation of the insurance coverages required hereunder. It is expressly understood that and agreed that the coverages required herein represent Tenant’s minimum requirements and are not to be construed to limit or relieve Tenant of any indemnity obligation or liabilities that are undertaken in this Lease.

FIRE OR OTHER CASUALTY

24. If the Premises or any Building is damaged or destroyed in whole or in part by fire or other casualty at any time during the Term and if after such damage or destruction Tenant is not able to use the Premises to substantially the same extent and for substantially the same purposes as Tenant used the Premises for the three (3) month period prior thereto, then, as soon as practicable and in any case within sixty (60) days after delivery to Landlord by Tenant of written notice describing in reasonable detail such damage or destruction, Landlord shall give Tenant a written notice (“Landlord’s Election Notice”) setting forth Landlord’s election either to (a) terminate this Lease or (b) restore or replace the damaged or destroyed portion to substantially the same condition as existed on the Commencement Date of this Lease. If Landlord does not provide written notice of its election within such sixty (60) day period, Landlord shall be deemed to have elected to terminate this Lease pursuant to the foregoing subsection (a). If such damage or destruction occurs, then the Base Rent and Operating Rent shall be abated for the period and proportionately to the extent that after such damage or destruction Tenant is not able to use the Premises to substantially the same extent and for substantially the same purposes as Tenant used the Premises prior thereto; provided, however, in no event shall the abatement continue beyond fifteen (15) days following the completion of restoration work. If Landlord elects to restore or replace the damaged or destroyed portions of the Premises or Building, this Lease shall continue in full force and effect in accordance with the terms hereof except for the abatement of Base Rent and Operating Rent hereinbefore referred to. If Landlord elects to restore or replace the damaged or destroyed portions of the Premises or Building, such restoration or replacement shall be made within a reasonable time, subject to delays arising from any conditions or events beyond the reasonable control of Landlord, including, without limitation, acts of God, shortages of labor or materials, war or other force majeure conditions or events beyond the reasonable control of Landlord (individually and collectively, “Force Majeure”). If Landlord elects to terminate this Lease, this Lease shall terminate on the last day of the month next following the end of the ninety (90) day period hereinbefore referred to. Notwithstanding the foregoing, if such damage or destruction hereinbefore described is the result of the negligence or willful misconduct of any Tenant Parties (defined below), then this Lease shall continue in full force and effect in accordance with the terms hereof, and with no abatement of Base Rent or Operating Rent, whether or not Landlord elects to restore or replace the damaged or destroyed portions of the Premises or Building (which Landlord shall have no obligation to do), unless Landlord shall voluntarily elect to terminate this Lease. Notwithstanding anything in this Section 24, in the event the restoration is not substantially completed within twelve (12) months from the date the Landlord’s Election Notice, as such period may be extended by delays arising from Force Majeure, then Tenant shall, as its exclusive remedy, have the right to terminate this Lease by delivering written notice to

Landlord within ten (10) days after the expiration of such one hundred eighty (180) day period and prior to the restoration being substantially completed, and if such notice is not received by Landlord within said ten (10) day period and prior to the restoration being substantially completed, Tenant shall be deemed to have elected not to terminate this Lease. The restoration shall be deemed to have been “substantially completed” for purposes of this Section 24 if the damaged portion of the applicable Building or the Premises has been restored to the same or better condition than existed on the date of the casualty, subject to the completion of minor details of construction that do not substantially interfere with the use of the same.

WAIVER OF CLAIMS

25. (a) Anything in this Lease to the contrary notwithstanding, each party hereto hereby releases and waives all claims, rights of recovery, and causes of action that either such party or any party claiming by, through, or under such party by subrogation or otherwise may now or hereafter have against the other party or any of the other party’s partners, venturers, directors, officers, agents, or employees for any loss or damage that may occur to any Building, the Premises, Facility, any of Tenant’s fixtures or improvements or any of the contents of any of the foregoing by reason of fire, act of God, the elements, or any other cause, including negligence of the parties hereto or their partners, venturers, directors, officers, agents, or employees, that could have been insured against in the State of Texas under the terms of standard all risk property insurance policies. Each party’s applicable insurance policies shall waive the carrier’s right of recovery under subrogation or otherwise in favor of the other party in accordance with this mutual waiver.

(b) Notwithstanding anything to the contrary in this Lease, each party hereto expressly agrees that Landlord shall not be liable to the Tenant Parties for any inconvenience or loss sustained by any of the Tenant Parties (including, without limitation, lost profits or business opportunity, exemplary, punitive, indirect, special, consequential, remote, or speculative damages, or any other losses or damages whatsoever) attributable to, or resulting from, any interruptions in the operation of Tenant’s business or the businesses of any of the Tenant Parties in connection with any of the repair, maintenance, damage, destruction, restoration, or replacement referred to in this Lease. Landlord shall not be obligated to repair, maintain, restore or replace or otherwise be liable for the damage or destruction of any fixtures or improvements, or any goods, furniture or other property, or any goods, furniture or other property of any of the Tenant Parties placed in or on the Facility or incorporated in the Premises.

(c) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE, THE PARTIES WAIVE ANY AND ALL RIGHTS, CLAIMS, OR CAUSES OF ACTION AGAINST ONE ANOTHER ARISING UNDER THIS LEASE FOR ANY LOST PROFITS, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, REMOTE, OR SPECULATIVE DAMAGES, SAVE AND EXCEPT SUCH DAMAGES PAYABLE WITH RESPECT TO CLAIMS OF THIRD PARTIES.

(d) IT IS THE EXPRESS INTENTION OF LANDLORD AND TENANT THAT THE WAIVERS CONTAINED IN THIS SECTION 25 (i) APPLY TO ALL MATTERS DESCRIBED HEREIN, INCLUDING, WITHOUT LIMITATION, ANY OF THE SAME THAT ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF THE LANDLORD PARTIES OR TENANT PARTIES AND (ii) SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE.

INDEMNITY

26. Subject in any event to the waivers set forth in Section 25:

(a) SUBJECT TO SECTION 26(g), LANDLORD AGREES TO PROTECT, DEFEND, INDEMNIFY, AND HOLD TENANT PARTIES (DEFINED BELOW), FREE AND HARMLESS FROM AND AGAINST ANY AND CLAIMS (DEFINED BELOW) SUFFERED OR INCURRED BY ANY TENANT PARTY TO THE EXTENT SUCH CLAIMS ARE A RESULT OF, CAUSED BY, OR ARISE OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS LEASE. NOTWITHSTANDING THE ABOVE, IF ANY CLAIM OF THE NATURE DESCRIBED ABOVE IN THIS SECTION 26(a) ARISES OUT OF THE JOINT OR CONCURRENT NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, OR WILLFUL MISCONDUCT OF ANY OF THE TENANT PARTIES, IT IS THE EXPRESS INTENT OF THE PARTIES THAT LANDLORD SHALL NOT BE REQUIRED TO INDEMNIFY ANY TENANT PARTY HEREUNDER AND SHALL HAVE NO LIABILITY TO ANY TENANT PARTY IN CONNECTION THEREWITH.

(b) TENANT AGREES TO PROTECT, DEFEND, INDEMNIFY, AND HOLD THE LANDLORD PARTIES (DEFINED BELOW) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS SUFFERED OR INCURRED BY ANY LANDLORD PARTY TO THE EXTENT SUCH CLAIMS ARE A RESULT OF, CAUSED BY, OR ARISE OUT OF (A) THE SOLE, JOINT, OR CONCURRENT NEGLIGENCE, GROSS NEGLIGENCE, INTENTIONAL BREACH, OR WILLFUL MISCONDUCT OF TENANT OR ANY OTHER TENANT PARTY, (B) THE SOLE, JOINT, OR CONCURRENT NEGLIGENCE OF ANY LANDLORD PARTY IN SUCH LANDLORD PARTY’S PERFORMANCE OR FAILURE TO PERFORM UNDER OR RELATED TO THIS LEASE, OR (C) ANY LANDLORD PARTY’S ACTIONS AND OMISSIONS IN CONNECTION WITH ITS PERFORMANCE OF THIS LEASE, BUT THIS INDEMNITY SHALL NOT APPLY TO THE EXTENT THAT THE CLAIMS ARE SUBJECT TO INDEMNIFICATION BY LANDLORD AS PROVIDED IN SECTION 26(a) ABOVE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PROVISIONS OF THIS SECTION 26(b) SHALL APPLY TO ALL ACTIVITIES OF THE TENANT PARTIES WITH RESPECT TO THE PREMISES, THE SHARED LAND, THE BUILDINGS, THE FACILITY GENERALLY, AND/OR THE MAN-CAMP, WHETHER OCCURRING BEFORE OR AFTER THE EXPIRATION OR TERMINATION OF THIS LEASE, AND INCLUDING ANY CLAIMS BY A LANDLORD PARTY AND/OR ANY THIRD PARTY. TENANT’S OBLIGATIONS UNDER THIS SECTION 26 SHALL NOT BE LIMITED TO THE LIMITS OF COVERAGE OF INSURANCE MAINTAINED OR REQUIRED TO BE MAINTAINED BY TENANT UNDER THIS LEASE.

(b) IN ADDITION TO AND WITHOUT LIMITING ANY OTHER INDEMNITY OBLIGATIONS UNDER THIS LEASE, TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE LANDLORD PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, INCLUDING, WITHOUT LIMITATION, ALL FORESEEABLE AND ALL UNFORESEEABLE DAMAGES INCLUDING BUT NOT LIMITED TO DIMINUTION IN VALUE OF THE PREMISES, FACILITY, LAND OR MAN-CAMP, DAMAGES FOR THE LOSS OR RESTRICTION ON USE OF ALL OR ANY PORTION OF THE PREMISES AND/OR FACILITY, DAMAGES ARISING FROM ANY ADVERSE IMPACT ON MARKETING OF THE PREMISES AND/OR FACILITY FOR SALE OR LEASE, REASONABLE ATTORNEY’S AND CONSULTANT’S FEES, FINES, PENALTIES AND CIVIL OR CRIMINAL DAMAGES, DIRECTLY OR INDIRECTLY ARISING OUT OF THE USE, GENERATION, STORAGE, TREATMENT, RELEASE, DISCHARGE, SPILL, PRESENCE OR DISPOSAL OF HAZARDOUS MATERIALS BY OR ON BEHALF OF ANY TENANT PARTY FROM, ON, AT, TO OR UNDER THE PREMISES OR THE FACILITY DURING THE TERM, AND PRIOR TO OR AFTER THE TERM (BUT AS TO ANY TIME PERIOD PRIOR TO THE TERM, ONLY TO THE EXTENT ARISING OUT OF ANY USE THEREOF BY OR ON BEHALF OF ANY TENANT PARTY, AND AS TO ANY TIME AFTER THE TERM, ONLY TO THE EXTENT THE PREMISES, FACILITY AND/OR MAN-CAMP, AS APPLICABLE, WAS OCCUPIED BY TENANT OR ANY PERSON OR ENTITY THAT WAS OR IS AN AFFILIATE OR PREDECESSOR ENTITY OF TENANT), AND INCLUDING, WITHOUT LIMITATION, THE ACTUAL OUT OF POCKET COST OF ANY REQUIRED REPAIR, RESPONSE ACTION, REMEDIATION, INVESTIGATION, CLEANUP, OR DETOXIFICATION AND THE PREPARATION OF ANY CLOSURE OR OTHER REQUIRED PLANS, WHETHER SUCH ACTION IS REQUIRED OR NECESSARY PRIOR TO OR FOLLOWING TRANSFER OF TITLE TO THE PREMISES, FACILITY AND/OR LAND. THIS AGREEMENT TO INDEMNIFY AND HOLD HARMLESS SHALL BE IN ADDITION TO ANY OTHER OBLIGATIONS OR LIABILITIES TENANT MAY HAVE TO LANDLORD AT COMMON LAW UNDER ALL STATUTES AND ORDINANCES OR OTHERWISE, AND SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

(c) TENANT EXPRESSLY AGREES THAT THE WARRANTIES AND COVENANTS MADE TO THE BENEFIT OF, AND THE INDEMNITIES STATED BY IT IN THIS LEASE, ARE NOT PERSONAL TO LANDLORD, AND THE LANDLORD’S BENEFITS UNDER THIS LEASE MAY BE ASSIGNED IN WHOLE OR IN PART, WITHOUT AFFECTING TENANT’S LIABILITY TO THE ASSIGNING PARTY, TO SUBSEQUENT PARTIES IN INTEREST TO THE CHAIN OF TITLE TO THE PREMISES, FACILITY AND/OR LAND, WHICH SUBSEQUENT PARTIES IN INTEREST MAY PROCEED DIRECTLY AGAINST TENANT TO RECOVER PURSUANT TO THIS LEASE.

(d) As used in this Lease, the following terms have the indicated meaning:

“Affiliate” means, with respect to any entity, any other entity directly or indirectly controlling or controlled by, or under common control with, such entity. For purposes of this Lease, “control” (including the terms “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

“Claims” means any and all losses, claims, liens, demands, and causes of action of any kind and character arising out of, in connection with, or incident to this Lease, including judgments, settlements, obligations, damages, deficiencies, fines, taxes, levies, penalties, interest, court costs, investigation expenses and costs, and reasonable legal and accountant fees and disbursements.

“Landlord Parties” means Landlord and its Affiliates (except Tenant and its subsidiaries), and their respective officers, directors, employees, agents, representatives, invitees, investors, owners, partners, lenders, and contractors, and each of their respective successors, spouses, relatives, dependents, heirs, and estates.

“Tenant Parties” means Tenant and its Affiliates (other than the Landlord Parties), and their respective officers, directors, employees, agents, representatives, invitees, investors, owners, partners, lenders, and contractors, and each of their respective successors, spouses, relatives, dependents, heirs, and estates.

(e) Indemnification Procedures.

1.

Indemnification Demands. Each party hereunder agrees that promptly upon its discovery of facts giving rise to a demand for indemnity (an “Indemnity Demand”) under this Lease, including receipt by it of a Claim by any Person other than a Landlord Party or Tenant Party (each, a “Third Party”) with respect to any matter as to which an indemnified party (each, an “Indemnified Party”), asserts a right to indemnity under this Lease, it will give prompt notice thereof in writing to the party against which such a right is being asserted (the “Indemnifying Party”), together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Lease. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any Indemnity Demand to the extent that the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Lease and such failure materially and adversely affects the ability of the Indemnifying Party or its counsel to defend against such matter and to make a timely response thereto including any responsive motion or answer to a complaint, petition, notice, or other legal, equitable, or administrative process relating to the Indemnity Demand.

2.

Right to Contest and Defend. The Indemnifying Party shall be entitled, at its cost and expense, to contest and defend, by all appropriate legal proceedings, any Claim with respect to which it is called upon to indemnify the Indemnified Party under the provisions of this Lease; provided that, notice of the intention to so contest shall be delivered by the Indemnifying Party to the Indemnified Party within 60 days from the date of receipt by the Indemnifying Party of notice by the Indemnified Party of the assertion of the Indemnity Demand. Any such contest may be conducted in the name and on behalf of the Indemnifying Party or the Indemnified Party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the Indemnifying Party and not reasonably objected to by the Indemnified Party, but the Indemnified Party shall have the right, but not the obligation, to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The Indemnifying Party shall have full authority to determine all actions to be taken with respect to such Claim; provided, however, that the Indemnifying Party will not have the authority to subject the Indemnified Party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the Indemnifying Party does not elect to contest and defend any such Claim, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party. If the Indemnifying Party shall have assumed the defense of such Claim, the Indemnified Party shall agree to any settlement, compromise, or discharge of a Claim that the Indemnifying Party may recommend and that, by its terms, obligates the Indemnifying Party to pay the full amount of the liability in connection with such Claim, which releases the Indemnified Party completely in connection with such Claim and which would not otherwise materially adversely affect the Indemnified Party. An Indemnified Party shall not otherwise agree to any settlement, compromise, or discharge of a Claim during the 60-day period specified above, nor so long as the Indemnifying Party is diligently pursuing the defense of such Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such Claim) if the Claim seeks an order, injunction, or other equitable relief or relief for other than money damages against the Indemnified Party which the Indemnified Party reasonably determines, after conferring with its counsel, cannot be separated from any related Claim for money damages. If such equitable relief or other relief portion of the Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

3.

Cooperation. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Claim that the Indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person, and the Indemnifying Party will reimburse the Indemnified Party for any expenses incurred by it in so cooperating. At no cost or expense to the Indemnified Party, the Indemnifying Party shall cooperate with the Indemnified Party and its counsel in contesting any Claim.

4.

Right to Participate. If the Indemnifying Party does not elect to contest a Claim, the Indemnified Party agrees to afford the Indemnifying Party and its counsel the opportunity to be present at, and to participate in, conferences with all natural persons, entities and/or governmental entities, asserting any Claim against the Indemnified Party or conferences with representatives of, or counsel for, such persons or entities.

5.

Payment of Damages. Any indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within 10 days as and when reasonably specific bills are received or loss, liability, claim, damage, or expense is incurred and reasonable evidence thereof is delivered. In calculating any amount to be paid by an Indemnifying Party by reason of the provisions of this Lease, the amount shall be reduced by all cash tax benefits and other cash reimbursements (including insurance proceeds) actually received by the Indemnified Party related to the damages. The Indemnified Party shall use commercially reasonable efforts to mitigate any and all losses arising out of any Claim.

(f) THE INDEMNIFICATION PROVISIONS PROVIDED FOR IN THIS LEASE SHALL SURVIVE THE EXPIRATION OR ANY TERMINATION OF THIS LEASE, AND HAVE BEEN EXPRESSLY NEGOTIATED IN EVERY DETAIL, ARE INTENDED TO BE GIVEN FULL AND LITERAL EFFECT, AND UNLESS EXPRESSLY PROVIDED HEREIN SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, OBLIGATIONS, CLAIMS, JUDGMENTS, LOSSES, COSTS, EXPENSES, OR DAMAGES IN QUESTION ARISE OR AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY INDEMNIFIED PARTY. LANDLORD AND TENANT ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND CONSTITUTES CONSPICUOUS NOTICE. THIS CONSPICUOUS NOTICE IS NOT INTENDED TO PROVIDE OR ALTER THE RIGHTS AND OBLIGATIONS OF THE PARTIES, ALL OF WHICH ARE SPECIFIED ELSEWHERE IN THIS LEASE.

(g) No suit or action shall be brought against Landlord more than two (2) years after the accrual of the cause of action therefor. In no event shall Landlord’s aggregate liability under this Lease to the Tenant Parties exceed Three Million and 00/100 Dollars ($3,000,000.00).

NON-WAIVER

27. No consent or waiver, express or implied, by either party hereto to or of any breach in the performance or observance by the other party of any of its obligations under this Lease shall be construed as or constitute a consent or waiver to or of any other breach in the performance or observance by such other party of such obligation or any other obligation of such other party. Neither the acceptance by Landlord of any Rent or other payment hereunder, whether or not any default hereunder by Tenant is then known to Landlord, nor any custom or practice followed in connection with this Lease shall constitute a waiver of any of Tenant’s obligations under this Lease. Failure by either party hereto to complain of any action or non-action on the part of the other party or to declare the other party in default, irrespective of how long such a failure may continue (except to the extent otherwise required by this Lease), shall not be deemed to be a waiver by such party of any of its rights hereunder. Time is of the essence with respect to the performance of every obligation of either party hereto under this Lease in which time of performance is a factor. Except where expressly provided herein to the contrary, all Rent and other amounts payable by Tenant under this Lease shall be paid without abatement, offset, counterclaim or diminution to any extent whatsoever. Except for the execution and delivery of a written agreement expressly accepting surrender of the Premises, no act taken or failed to be taken by Landlord shall be deemed an acceptance of surrender of the Premises.

QUIET POSSESSION

28. Provided Tenant has performed all its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy its interest in the Premises for the Term, subject to use in common with all other undivided interest holders in all or a part of the Premises, and subject to the provisions and conditions set forth in this Lease.

NOTICES

29. Any notice, request, demand, and other communication required or permitted to be given or made hereunder (each a “Notice”) shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (c) delivered by prepaid overnight courier service, or (d) delivered by confirmed facsimile transmission or electronic mail to a party at the following addresses (or at such other addresses as shall be specified by a party by similar notice):

If to Tenant, addressed to:

Altus Midstream LP

c/o Altus Midstream GP LLC

2000 Post Oak Blvd., Suite 100

Houston, TX 77056

Attention: Timothy R. Custer, Senior Vice President

Facsimile: 713.296.6464

Email: Tim.Custer@apachecorp.com

If to Landlord, addressed to:

Apache Corporation

2000 Post Oak Blvd., Suite 100

Houston, TX 77056

Attention: Director of Real Estate

Facsimile: 713.296.6492

Email: Keith.Josey@apachecorp.com

Notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five calendar days after deposit in the mail or the date of delivery as shown by the return receipt therefor, (iii) if sent by facsimile transmission, when confirmation of transmission is received, or (iv) if sent by electronic mail, when confirmation is received. Whenever any notice is required to be given by this Lease, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

LANDLORD’S FAILURE TO PERFORM

30. If Landlord fails to perform any of its obligations under this Lease, Landlord shall not be in default hereunder and Tenant shall not have any rights or remedies as a result of such failure unless and until Tenant gives Landlord written notice thereof setting forth in reasonable detail the nature and extent of such failure and such failure by Landlord is not cured within the thirty (30) day period following Landlord’s receipt of such notice or such longer period therefor provided elsewhere in this Lease. If such failure cannot reasonably be cured within such thirty (30) day period, the cure period shall be extended for the number of days reasonably required to effect such cure so long as Landlord commences curing such failure within such thirty (30) day period and continues the curing thereof with reasonable diligence and continuity.

LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

31. If Tenant fails to perform any one or more of its obligations hereunder (a) in the case of a failure that unreasonably interferes with the rights of other tenants or undivided interest holders in all or any part of the Premises, within forty-eight (48) hours after Landlord gives written notice of such failure or (b) in any other instance, within ten (10) days after Landlord gives written notice of such failure, or in either (a) or (b), within such longer period as may reasonably be required to perform such obligations so long as Tenant commences curing such failure within the applicable period and continues the curing thereof with reasonable diligence and continuity, then, in addition to the other rights of Landlord hereunder or at law or equity, Landlord shall have the right but not the obligation to perform all or any part of such obligations of Tenant. Promptly and in any event within twenty (20) days of receipt of a demand therefor from Landlord, Tenant shall reimburse Landlord for (i) the cost to Landlord of performing such obligations, plus (ii) an administrative fee of fifteen percent (15%) of the foregoing cost, plus (iii) interest thereon at the maximum rate of interest at which Tenant may lawfully contract in Texas from the date such costs are paid by Landlord until Tenant reimburses Landlord.

ACT OF DEFAULT

32. The term “Act of Default” as used in this Lease refers to the occurrence of any one or more of the following:

(a) subject to the second (2nd) sentence of this Section 32, failure of Tenant to pay, within three (3) business days after Tenant receives written notice thereof by Landlord, any Rent or other amount required to be paid under this Lease; or

(b) failure of Tenant to cure, within forty-eight (48) hours after written notice from Landlord or such longer period as may reasonably be required (so long as Tenant commences curing such failure within such forty-eight (48) hour period and continues the curing thereof with reasonable diligence and continuity), any default in the performance of Tenant’s obligations, covenants or agreements under this Lease that unreasonably interferes with the rights of other tenants or holders of an undivided interest in all or any part of the Premises, and is wholly within Tenant’s control or the control of Tenant’s agents or employees; or

(c) failure of Tenant after ten (10) days, or such longer period as may reasonably be required (so long as Tenant commences curing such failure within such ten (10) day period and continues the curing thereof with reasonable diligence and continuity) of written notice from Landlord of Tenant’s default in the performance of any of Tenant’s other obligations covenants or agreements under this Lease, to do, observe, keep and perform with diligence and continuity any of such other obligations, covenants, or agreements; or

(d) the entry of a decree or order by a court having jurisdiction adjudging Tenant to be bankrupt or insolvent or approving as properly filed a petition seeking reorganization under the Federal Bankruptcy Code (Title 11 of the United States Code, 11 U.S.C. §101, et seq.), or any other similar applicable Federal or State law; or

(e) the issuance of a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or a trustee or assignee in bankruptcy or insolvency of Tenant or its property or for the winding up or liquidation of its affairs; or

(f) the institution by Tenant of proceedings to be adjudicated as voluntarily bankrupt; or

(g) the filing by Tenant of, or the consent by Tenant to the filing of, any bankruptcy, reorganization, receivership or other proceedings against Tenant or to declare Tenant as bankrupt or to delay, reduce or modify, or which have the effect of delaying, reducing or modifying Tenant’s debts or obligations, or any such proceedings shall be instituted against Tenant and (if so instituted against Tenant) the same shall not be vacated within sixty (60) days after the same are commenced; or

(h) the making by Tenant of an assignment for the benefit of Tenant’s creditors or the admission in writing of Tenant’s inability to pay the debts of Tenant generally as they become due; or

(i) the failure of Tenant to discharge any judgment against Tenant within sixty (60) days after such judgment becomes final; or

(j) the sale or attempted sale under execution or other legal process of the interest of Tenant in the Premises; or

(k) the vacating or abandonment by Tenant of the Premises during the Term unless Tenant continues timely to pay Rent hereunder and acknowledges Tenant’s continuing obligation to abide by the other terms and provisions of this Lease; however, Landlord shall have no liability for damage to or destruction of any of Tenant’s property remaining in or about the Premises.

If it becomes necessary for Landlord to give the notice referred to in subparagraph (a) of this Section 32 on three (3) separate occasions in any twelve (12) month period, then the fourth (4th) occasion in such twelve (12) month period on which Tenant fails to pay when due any Rent or other amount required to be paid under this Lease shall constitute an Act of Default and no notice thereof shall be required of Landlord. Furthermore, for each occasion on which Tenant fails to pay when due any Rent or other amount required to be paid under this Lease, Tenant shall pay Landlord a late fee equal to one percent (1%) of such Rent or other amount due to compensate Landlord for its additional administrative costs resulting from Tenant’s failure. In addition, Tenant shall pay Landlord Twenty-Five and 00/100 Dollars ($25.00) for each returned check. The payment and acceptance of such late fee or returned check charges will not constitute a waiver by Landlord of any default by Tenant under this Lease.

RIGHTS UPON DEFAULT

33. (a) If an Act of Default beyond any applicable notice and cure period occurs, Landlord, at any time thereafter prior to the curing of such Act of Default and without waiving any other right available to Landlord herein, at law or in equity, may either (i) terminate this Lease or (ii) terminate Tenant’s right to possession and use without terminating this Lease, whichever Landlord elects. In either event, Landlord may, without additional notice and with or without court proceedings, reenter and repossess the Premises, and remove all persons and property therefrom using such force as may be necessary, and Tenant hereby waives any claim arising by reason of issuance of any distress warrant or writ of sequestration and agrees to hold Landlord harmless from any such claims. In no event shall Landlord’s exercise of any one or more remedies hereunder granted or otherwise available to it be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. If Landlord elects to terminate this Lease, it may treat the Act of Default as an entire breach of this Lease and Tenant immediately shall become liable to Landlord for damages for the entire breach in an amount equal to the amount by which (A) the Rent (being the Base Rent set forth in Section 5 hereof plus the Operating Rent set forth in Section 6 hereof for any increase and estimated increase in Operating Expenses which would be payable by Tenant during the unexpired balance of the Term and all other payments due for the balance of the Term) is in excess of (B) the fair market rental value of the Premises for the balance of the Term as of the time of default, both discounted at the rate of ten percent (10%) per annum to the then present value, plus the cost of recovering, remodeling and releasing the Premises, and all unpaid Rent due through the date of such termination. If Landlord elects to terminate Tenant’s right to possession without terminating this Lease, Landlord shall have the right at any time thereafter to terminate this Lease, whereupon the foregoing provisions with respect to termination will thereafter apply. If an Act of Default occurs or in the case of any holding over or possession by Tenant of the Premises after the expiration or termination of this Lease, Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith including, but not limited to, reasonable attorneys’ fees, court costs, and related expenses plus interest thereon at the lesser of: (i) fifteen percent (15%) per annum, or (ii) the maximum rate of interest allowed by applicable law from the date such costs are paid by Landlord until Tenant reimburses Landlord for the same.

(b) The following provisions shall override and control any conflicting provisions of Section 93.002 of the Texas Property Code, as well as any successor statute governing the right of a landlord to change the door locks of commercial tenants. In the event an Act of Default occurs, Landlord is entitled and is hereby authorized, without any further notice to Tenant whatsoever, to enter upon the Premises by use of a master key, a duplicate key, or other peaceable means, and to change, alter, and/or modify the door locks on all entry doors of the Premises, thereby permanently excluding Tenant and its officers, principals, agents, employees and representatives therefrom. In the event that Landlord has either permanently repossessed the Premises pursuant to the foregoing provisions of this Lease, or has terminated this Lease by reason of Tenant’s default, Landlord shall not thereafter be obligated to provide Tenant with a key to the Premises at any time, regardless of any amounts subsequently paid by Tenant; provided, however, that in any such instance, during Landlord’s normal business hours and at the convenience of Landlord, and upon receipt of written request from Tenant accompanied by such written waivers and releases as Landlord may reasonably require, Landlord will (at Landlord’s option) either (1) escort Tenant or its authorized personnel to the Premises to retrieve any personal belongings or other property of Tenant not subject to the Landlord’s statutory lien or the lien and security interest described in Section 37 of this Lease, or (2) obtain a list from Tenant of such personal property as Tenant intends to remove, whereupon Landlord shall remove such property and make it available to Tenant at a time and place designated by Landlord. However, if Landlord elects option (2), Tenant shall pay, in cash in advance, all costs and expenses estimated by Landlord to be incurred in removing such property and making it available to Tenant and all moving and/or storage charges theretofore incurred by Landlord with respect to such property. If Landlord elects to exclude Tenant from the Premises without permanently repossessing or terminating pursuant to the foregoing provisions of this Lease, then Landlord shall not be obligated to provide Tenant a key to re-enter the Premises until such time as all delinquent Rent and other amounts due under this Lease have been paid in full and all other defaults, if any, have been completely cured to Landlord’s satisfaction (if such cure occurs prior to any actual permanent repossession or termination), and Landlord has been given assurance reasonably satisfactory to Landlord evidencing Tenant’s ability to satisfy its remaining obligations under this Lease. During any such temporary period of exclusion, Landlord will, during Landlord’s regular business hours and at Landlord’s convenience, upon receipt of written request from Tenant (accompanied by such written waivers and releases as Landlord may require), escort Tenant or its authorized personnel to the Premises to retrieve personal belongings of Tenant or its employees, and such other property of Tenant as is not subject to the Landlord’s statutory lien or the lien and security interest described in Section 37 of this Lease.

(c) All rights and remedies of Landlord shall be cumulative and not exclusive. Landlord shall be entitled to pursue simultaneously multiple or alternative remedies, at any time to abandon or resume pursuit of any remedy, and at any time to pursue additional remedies.

SURRENDER

34. On the last day of the Term or upon the earlier termination of this Lease, Tenant shall peaceably and quietly (a) surrender to Landlord all keys, cardkeys, and other access devices to the Premises, and (b) surrender the Premises to Landlord, broom clean, in good order, repair and condition at least equal to the condition when delivered to Tenant excepting only fair wear and tear resulting from normal use. Prior to the surrender of the Premises to Landlord, Tenant at its sole cost and expense shall remove all liens and other encumbrances on the Premises or any portion of the Facility that may have resulted from the acts or omissions of Tenant. If Tenant fails to do any of the foregoing, Landlord, in addition to other remedies available to it at law or equity, may, without notice, enter upon, reenter, possess and repossess itself thereof, by force, summary proceedings, ejectment, or otherwise, and may dispossess and remove Tenant and all persons and property from the Premises; and Tenant waives any and all damages or claims for damages as a result thereof. Such dispossession and removal of Tenant shall not constitute a waiver by Landlord of any claims by Landlord against Tenant.

HOLDING OVER

35. If Tenant does not surrender possession of the Premises at the end of the Term or upon earlier termination of this Lease, then at the election of Landlord, Tenant shall be a tenant-at-sufferance of Landlord and the Base Rent and other payments due during each month of such holdover period shall be two (2) times the sum of all installments of Rent payable with respect to the last full calendar month immediately prior to the end of the Term or termination of this Lease for which Rent is payable. In addition to such increased Base Rent, during the period in which Tenant holds over Tenant shall pay Operating Rent as set forth in this Lease. No holding over by Tenant shall operate to extend this Lease, and in the event of any such holding over, TENANT SHALL, IN ADDITION TO ALL OTHER OBLIGATIONS AND LIABILITIES OF TENANT HEREUNDER (ALL OF WHICH SHALL REMAIN IN FULL FORCE AND EFFECT DURING THE ENTIRE PERIOD OF ANY SUCH HOLDING OVER) INDEMNIFY, DEFEND, AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL CLAIMS (INCLUDING LOST PROFITS, EXEMPLARY, PUNITIVE, INDIRECT, SPECIAL, CONSEQUENTIAL, REMOTE, OR SPECULATIVE DAMAGES) BY ANY OTHER UNDIVIDED INTEREST HOLDER OR TENANT TO WHOM LANDLORD MAY HAVE LEASED ALL OR ANY PART OF THE PREMISES EFFECTIVE UPON THE TERMINATION OF THIS LEASE. In the event Landlord shall commence proceedings to dispossess Tenant by reason of Tenant’s default or holdover hereunder, then Tenant shall pay as additional Rent, all costs of such proceedings, including, without limitation, attorneys’ fees, court costs and related expenses.

REMOVAL OF TENANT’S PROPERTY

36. As of the Effective Date, all moveable equipment, furniture, and supplies in or on the Premises are owned by Landlord. Tenant shall retain the ownership of all movable equipment, furniture, and supplies which Tenant owns and places in or on the Premises after the Effective Date (“Tenant EFS”), and Tenant shall have the right to remove such Tenant EFS prior to termination of this Lease provided that no Act of Default has been committed by Tenant which has not been fully cured in a manner acceptable to Landlord and further provided that Tenant repairs any injury to the Premises or Building resulting from such removal. Unless Tenant has made prior arrangements with Landlord and Landlord has agreed in writing to permit Tenant to leave Tenant EFS on the Premises for an agreed period, if Tenant does not remove all or any Tenant EFS prior to such termination, then, in addition to its other remedies at law or in equity, Landlord shall have the right to have such items removed and stored at Tenant’s expense and all damage to the Premises or Building resulting therefrom repaired at the cost of Tenant or the right to elect that such Tenant EFS automatically become the property of the Landlord upon termination of this Lease, and Tenant shall not have any further right with respect thereto or reimbursement therefor.

LIENS

37. Tenant shall not permit any mechanics’, materialmen’s or other liens to be fixed or placed against any part of the Premises, the Facility, the Man-Camp, or the Land and agrees immediately to discharge (either by payment or by filing of a bond, or otherwise, in each case in form and amount acceptable to Landlord) any mechanics’, materialmen’s, or other lien that is allegedly or in fact fixed or placed against any of the foregoing. In addition to, and cumulative of, Landlord’s statutory lien, Tenant hereby grants to Landlord a security interest in and to all furniture, furnishings, fixtures, equipment, merchandise, and other property placed on the Premises by Tenant to secure the performance of Tenant’s obligations under this Lease, including, without limitation, Tenant’s obligation to pay timely all Rent. Tenant hereby grants Landlord the right to file in the appropriate public records all documents required or desirable to perfect such security interest pursuant to the terms of the Texas Uniform Commercial Code.

INTEREST

38. All amounts of money payable by Tenant to Landlord under this Lease, if not paid when due, shall bear interest from the date due until paid at the lesser of: (a) eighteen percent (18%) per annum, or (b) the maximum interest rate allowed by applicable law.

ASSIGNMENT & SUBLETTING

39. (a) Landlord shall have the right to transfer and assign in whole or in part, by operation of law or otherwise, its rights and obligations hereunder whenever Landlord in its sole judgment deems it appropriate without any liability to Tenant and Tenant shall attorn to any applicable Landlord assignee.

(b) Subject to Section 39(c), Tenant shall not, without the prior written approval of Landlord, sublet the Premises or any part thereof (which, for purposes of this Section 39, shall include any form of (i) co-occupancy arrangement, (ii) space sharing arrangement, or (iii) license arrangement, whether with an Affiliate or otherwise, to occupy all or any part of the Premises). Tenant shall not assign this Lease or allow it to be assigned, whether to an Affiliate or otherwise, in whole or in part, by operation of law or otherwise, without the prior written approval of Landlord. In the event Tenant should desire to assign this Lease or sublet the Premises or any part thereof (including with respect to any sublease to a Permitted Subtenant (as defined herein)), Tenant shall give Landlord written notice of such desire at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease (or such shorter period of time as Landlord may otherwise accept), which notice shall specify the proposed subtenant or assignee, the term of and the sub-rent payable in respect of such proposed sublease or assignment, the specific portion of the Premises (if less than all) to be so subleased or assigned, the proposed use thereof (which shall not be a use not permitted hereunder), and such other information concerning the proposed sublease or assignment as Landlord may reasonably request, including without limitation, the proposed use and financial information for the evaluation of the creditworthiness of the proposed subtenant or assignee. Except with respect to Permitted Subtenants (as defined herein), Landlord shall within thirty (30) days following receipt of such notice and all other information requested by Landlord pursuant to this Section 39, notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant will be relieved of all further obligation hereunder as to such space, or (ii) to permit Tenant to assign or sublet such space, or (iii) to refuse to consent to Tenant’s assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord should fail to notify Tenant in writing of such election within such thirty (30) day period, Landlord shall be deemed to have elected option (iii) hereof. In the event of any assignment or sublease permitted hereunder (including without limitation to a Permitted Subtenant), if the rent agreed upon between Tenant and sublessee or assignee is greater than the Base Rent and Operating Rent that Tenant must pay Landlord, then such excess rental shall be deemed additional Rent owed by Tenant and payable to Landlord in the same manner that Tenant pays the Base Rent as outlined in Section 5.

(c) Notwithstanding the foregoing, Tenant shall be permitted to sublease all or any part of the Premises to one or more entities without Landlord’s prior written consent, in each case only pursuant to the form of sublease attached as Exhibit “D” hereto, with the only changes thereto being to complete missing factual information, so long as (i) each such entity is, directly or indirectly, wholly owned by the Tenant (each, a “Permitted Subtenant”), (ii) each Permitted Subtenant agrees in writing to assume all obligations of the Tenant hereunder, but only with respect to the part of the Premises it subleases (the “Subleased Premises”), and (iii) Tenant shall deliver to Landlord true and complete copies of any and all such sublease instruments within ten (10) days of their execution.

(d) Landlord shall have no obligation to consider any proposed assignment or sublease at any time that Tenant is in default under this Lease, or if approval of such assignment or sublease would violate any provision of or constitute a default under any Security Documents (as defined in Section 44 of this Lease).

(e) No permitted or unauthorized assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. All obligations, duties and liabilities of Tenant hereunder shall be fully binding upon and enforceable against any assignee or sublessee of Tenant. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this paragraph shall be voidable, at Landlord’s discretion. If this Lease is assigned or if the Premises or any part thereof are subleased by Tenant without the required consent of Landlord, then Landlord may nevertheless collect Rent from the assignee or sublessee and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of Rent or application thereof by Landlord shall be deemed a waiver of any provision hereof or a release of Tenant from the performance of the obligations of Tenant hereunder. If during the term of any assignment of this Lease or permitted sublease of the Premises or any part thereof there shall occur any Act of Default, then Landlord shall, in addition to all other rights and remedies available to it, be entitled to collect Rent directly from any sublessee or assignee.

(f) Notwithstanding anything to the contrary contained in this Lease, Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with the evaluation of each proposed assignment or subletting and the review, preparation, negotiation and execution of the documents evidencing or consenting to such assignment or subletting, including, without limitation, reasonable attorneys’ fees and reimbursable expenses, within thirty (30) days after receipt of an invoice therefor from Landlord. Should Tenant fail to reimburse Landlord for such costs within such thirty (30) day period, the amount due Landlord shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum rate of interest allowed by applicable law from the date such costs are incurred by Landlord until paid by Tenant.

LANDLORD’S LIABILITY

40. Any provisions of this Lease to the contrary notwithstanding, Tenant hereby agrees that no personal or corporate liability of any kind or character whatsoever now attaches or at any time hereafter under any condition shall attach to any Landlord Parties for payment of any amounts payable under this Lease or for the performance of any obligation under this Lease. The exclusive remedies of Tenant for the failure of Landlord to perform any of its obligations under this Lease shall be to proceed against the interest of Landlord in and to the Property.

41. Reserved.

CONDEMNATION

42. If all or any part of or any interest in the Premises or the Facility shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date Tenant is deprived of possession thereby. If any part of or interest in the Premises or the Facility, or if a substantial portion of a Building is so taken, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after the date of taking; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises, Facility or Building taken shall be of such extent and nature as to substantially handicap, impede or impair Tenant’s use of the Premises or the balance of the Premises remaining for its permitted use. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, Rent, and awards with respect thereto except to the extent of an award, if any, specified by the condemning authority for any personal property that Tenant has the right to remove upon termination of this Lease. Tenant shall have no claim against Landlord for the value of any unexpired Term. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the parties shall thereafter agree on an equitable reduction in Rent.

43. Reserved.

SUBORDINATION

44. The rights and interests of Tenant under this Lease and to the Premises shall be subject and subordinate to all deeds of trust, mortgages, rent assignments, and other security instruments and to all renewals, modifications, consolidations, replacements and extensions thereof (the “Security Documents”) heretofore or hereafter executed by Landlord or any successor in interest of Landlord covering all or any part of the Premises, the Land or any parts thereof or interest therein to the same extent as if the Security Documents had been executed, delivered and recorded prior to the execution of this Lease; provided, however, that at the option of the holder or holders of any Security Document, which option may be exercised at any time either prior to, upon or subsequent to a foreclosure or deed in lieu thereof of the Security Document, this Lease shall be superior to the Security Document held by such holder or holders. After the delivery to Tenant of a notice from Landlord that it has entered into one or more

Security Documents, then during the term of such Security Documents, Tenant shall deliver to the holder or holders of all Security Documents a copy of all notices to Landlord and shall grant to such holder or holders the right to cure all defaults, if any, of Landlord hereunder within the same time period provided in this Lease for curing such defaults by Landlord and, except with the prior written consent of the holder of the Security Documents, shall not (a) amend this Lease, (b) surrender or terminate this Lease except pursuant to a right to terminate expressly set forth in this Lease, or (c) pay any Rent or installment thereof more than one month in advance or pay any Rent or installment thereof or other amounts payable hereunder other than in strict accordance with the terms hereof or of the Security Documents. In the event of the enforcement of its rights by the holder of a Security Document, Tenant will, upon request (at any time) of any person or party succeeding to the interest of such holders of a Security Document (regardless of whether the holder of the Security Document has elected to make this Lease superior to such Security Document) as a result of such enforcement, automatically become the Tenant of such successor in interest and attorn to such successor in interest as Landlord without change in the terms or provisions of this Lease. Upon the request of a holder of a Security Document or such successor in interest, Tenant shall promptly execute and deliver an instrument or instruments confirming the attornment provided for herein, in form and substance reasonably acceptable to such holder. At any time and from time to time upon not less than ten (10) days prior notice by Landlord, Tenant shall furnish a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications), and stating whether or not, to the best knowledge of Tenant, any party is in default in the keeping, observance or performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement may be relied upon by any prospective purchaser, tenant, mortgagee or assignee of any mortgage of a Building or Land or of Landlord’s interest therein.

LEGAL INTERPRETATION

45. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of Texas, without regard to conflicts of laws provisions; provided, however, that no law, theory, or public policy shall be given effect which would undermine, diminish, or reduce the effectiveness of the waiver of damages provided in Section 25(c), it being the express intent, understanding and agreement of the parties that such waiver is to be given the fullest effect, notwithstanding the negligence (whether sole, joint, or concurrent), gross negligence, willful misconduct, strict liability, or other legal fault of any party. The determination that one or more provisions of this Lease are invalid, void, illegal or unenforceable shall not affect or invalidate the remainder. All obligations of either party requiring any performance after the expiration of the Term shall survive the expiration of the Term and shall be enforceable in accordance with those provisions pertaining thereto. If the rights of the Tenant hereunder are owned by two or more parties, such parties shall be jointly and severally liable for the obligations of Tenant hereunder. Section titles appearing in the margins are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Lease.

ENTIRE AGREEMENT

46. No oral statements or prior written material not specifically incorporated herein shall be of any force or effect. Tenant agrees that in entering into and taking this Lease, it relies solely upon the representations, warranties, and agreements contained in this Lease and no others. This Lease (including the exhibits, all of which are attached hereto and made a part hereof for all purposes) constitutes the whole agreement of the parties and shall in no way be conditioned, modified or supplemented except by a written agreement executed by both parties.

LENDER REQUESTS

47. If, in connection with any financing or refinancing efforts of Landlord, the lender, lessor or financier shall request reasonable modifications in this Lease, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interests hereby created or Tenant’s use and enjoyment of the Premises.

ESTOPPEL LETTERS

48. Landlord and Tenant will, at such time or times as either of them reasonably request throughout the Term of this Lease (not to exceed one time per calendar year), execute and acknowledge a certificate stating the Commencement Date and expiration date, whether this Lease is in full force and effect, whether any amendments or modifications exist, whether such party is aware of any defaults hereunder, and containing such other related information as may be reasonably requested.

49. Reserved.

SUCCESSORS & ASSIGNS

50. The terms, covenants and conditions of this Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective permitted executors, administrators, heirs, legal representatives, successors and assigns.

PARKING

51. Tenant shall be entitled to park or permit vehicles to be parked in designated areas of the Premises. Tenant agrees to comply and to cause all persons using the parking areas to comply with all traffic, security, safety, and other rules and regulations promulgated from time-to-time by Landlord and with all laws, statutes, ordinances, and other governmental rules, regulations or requirements now or hereafter in force with respect to any use or occupancy of such parking areas, including, without limitation, the Parking Rules and Regulations attached hereto as Exhibit “E”. The Parking Rules and Regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable parking rules and regulations as it deems necessary. All motor vehicles (including all contents thereof) shall be parked at the sole risk of their owners and Tenant, and Landlord shall not be responsible for the protection and security of such vehicles.

TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE LANDLORD PARTIES FROM AND AGAINST ALL CLAIMS ARISING OR ALLEGED TO ARISE OUT OF USE OF ANY SUCH PARKING AREAS BY THE TENANT PARTIES. THIS INDEMNITY SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THE LEASE.

BROKERAGE COMMISSIONS

52. Tenant warrants that it has not been represented by any broker, finder or similar representative in connection with this Lease. Tenant and Landlord hereby indemnify, defend and hold each other harmless from and against any loss, cost, damage, or expense (including, without limitation, reasonable attorneys’ fees) incurred by the other party as a result of any claim made by a broker as a result of or in conjunction with any actions of the indemnifying party with respect to this Lease.

ATTORNEYS’ FEES

53. In the event either Landlord or Tenant brings any legal or equitable proceeding (including any court action or arbitration proceeding) for enforcement of any of the terms or conditions of this Lease, or any alleged disputes, breaches, defaults or misrepresentations in connection with any provision of this Lease, the prevailing party in the final, non-appealable decision of any such proceeding shall be entitled to recover its reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and costs of defense paid or incurred in good faith.

AUTHORITY

54. The person executing this Lease on behalf of Tenant warrants and represents unto Landlord that:

(a)	Tenant is a duly organized Delaware limited partnership, validly existing and authorized to do business in Texas;

(b)	Tenant has the full right and authority to execute, deliver, and perform this Lease;

(c)	The person executing this Lease on behalf of Tenant is authorized to do so;

(d)	Upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Lease on behalf of Tenant; and

(e)	This Lease, when executed and delivered by Tenant and Landlord, will constitute the valid and binding agreement of both parties, enforceable against Tenant in accordance with its terms.

CONSENT TO JURISDICTION; WAVIER OF JURY TRIAL

55. (a) The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Texas and the federal courts of the United States of America, each located in Harris County, Texas, over any dispute between or among the parties arising out of this Lease, and the Parties irrevocably agree that all such claims in respect of such dispute shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of any such dispute arising out of this Lease brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The parties agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Additional provisions of this Lease are set forth in the Exhibits to this Lease attached hereto and made a part hereof for all purposes.

IN WITNESS WHEREOF, this Lease is hereby executed on the dates set forth the parties’ signature below, but to be effective as of the Effective Date.

“LANDLORD” APACHE CORPORATION

By:	/s/ Timothy R. Custer
	Name:	Timothy R. Custer
	Title:	Senior Vice President, Land, Business
Development, and Real Estate

“TENANT”

ALTUS MIDSTREAM LP By: Altus Midstream GP LLC, its general Partner

By:	/s/ Brian W. Freed
	Name:	Brian W. Freed
	Title:	Senior Vice President

EXHIBIT “A”

Facility Depiction

[See attached]

The attachment hereto depicts each of:

•	Field Office 100% Midstream

•	Shop

•	Warehouse

•	Storage Yard

•	Shared Land

•	Man-Camp

Exhibit “A”

Approximate 8.25 acre
"Storage Yard"
Storage Yard Usage:
33% Midstream
Warehouse
67%
Midstream,
33% Upstream
Shop
33%
Midstream,
67% Upstream
Field Office
100% Upstream
Field Office
100%
Midstream
Approximately 15 acres "Shared Land"
(entire outside perimeter outlined
in red)

Exhibit “A”

Exhibit “A”

Exhibit “A”

EXHIBIT “B”

DESCRIPTION OF LAND

Approximately 50 acres comprised of the following four tracts:

Tract 1

FIELD NOTES OF 10.00 ACRE TRACT OF LAND OUT OF A 330.00 ACRE TRACT OF LAND AS RECORDED IN VOLUME 1054, PAGE 60, OFFICIAL PUBLIC RECORDS OF REEVES COUNTY TEXAS (OPR) AND LOCATED IN SECTION 77, BLOCK 4, H. & G. N. RY. COMPANY SURVEY, REEVES COUNTY, TEXAS

BEGINNING at a 1/2 inch iron rod with cap marked “HOWELL-F100147” set in the north boundary line of said 330.00 acre tract and the south boundary line Interstate Highway 20, according to the deed of right of way Parcel 18 as recorded in Volume 262, Page 61 Deed Records of Reeves County, Texas for the northwest corner of this tract, from which a 1/2 inch iron rod found in the west boundary line of said Section 77 for the northwest corner of said 330.00 acre tract bears S69°43’15“W, 1330.67 feet, then from which point a spike-nail found in pavement for the southwest corner of said Section 77 bears S32°02’34“E, 3280.65 feet;

THENCE N69°43’15“E, with the north boundary line of said 330.00 acre tract and south boundary line Interstate Highway 20, 417.25 feet to a 1/2 inch iron rod with cap marked “HOWELL-F100147” set for the northwest corner a 10.00 acre tract referred to as Tract 8 of an unrecorded subdivision known as “Pecos Subdivision of Section 77” and the northeast corner of this tract;

THENCE S31°40’15“E, with the west boundary line of said 10.00 acre tract (Tract 8), 1058.56 feet to a 1/2 inch iron rod with cap marked “HOWELL-F100147” set for the southwest corner of said 10.00 acres (Tract 8) and southeast corner of this tract;

THENCE S68°00’00“W, 414.93 feet to a 1/2 inch iron rod with cap marked “HOWELL-F100147” set for the southeast corner of a 10.00 acre tract, referred to as Tract 10 of said unrecorded subdivision, and the southwest corner of this tract;

THENCE N31°40’15“W, 1071.28 feet to the place of beginning and containing 10.00 surface acres of land.

Tract 2

FIELD NOTES OF A 10.00 ACRE TRACT OF LAND OUT OF A 330.00 ACRE TRACT OF LAND AS RECORDED IN VOLUME 1054, PAGE 60, OFFICIAL PUBLIC RECORDS OF REEVES COUNTY TEXAS (OPR) AND LOCATED IN SECTION 77, BLOCK 4, H. & G. N. RY. COMPANY SURVEY, REEVES COUNTY, TEXAS;

BEGINNING at a 1/2 inch iron rod with cap marked “HOWELL-F100147” set in the north boundary line of said 330.00 acre tract and the south boundary line Interstate Highway 20, according to the deed of right of way Parcel 18 as recorded in Volume 262, Page 61 Deed

Exhibit “B”-1

Records of Reeves County, Texas for the northwest corner of this tract, from which a 1/2 inch iron rod found in the west boundary line of said Section 77 for the northwest corner of said 330.00 acre tract bears S69°43’15”W, 918.25 feet, then from which point a spike-nail found in pavement for the southwest corner of said Section 77 bears S32°02’34”E, 3280.65 feet;

THENCE N69°43’15”E, with the north boundary line of said 330.00 acre tract and south boundary line Interstate Highway 20, 412.36 feet to a 1/2 inch iron rod with cap marked “HOWELL-F100147” set for the northwest corner a 10.00 acre tract referred to as Tract 9 of an unrecorded subdivision known as “Pecos Subdivision of Section 77” and the northeast corner of this tract;

THENCE S31°40’15”E, with the west boundary line of said 10.00 acre tract (Tract 9), 1071.28 feet to a 1/2 inch iron rod with cap marked “HOWELL-F100147” set for the southwest corner of said 10.00 acres (Tract 9) and southeast corner of this tract;

THENCE S68°00’00”W, 410.06 feet to a 1/2 inch iron rod with cap marked “HOWELL-F100147” set for the southeast corner of a 10.00 acre tract, referred to as Tract 11 of said unrecorded subdivision, and the southwest corner of this tract;

THENCE N31°40’15”W, 1083.84 feet to the place of beginning and containing 10.00 surface acres of land.

Tract 3

FIELD NOTES OF 10.00 ACRE TRACT OF LAND OUT OF A 330.00 ACRE TRACT OF LAND AS RECORDED IN VOLUME 1054, PAGE 60, OFFICIAL PUBLIC RECORDS OF REEVES COUNTY TEXAS (OPR) AND LOCATED IN SECTION 77, BLOCK 4, H. & G. N. RY. COMPANY SURVEY, REEVES COUNTY, TEXAS

BEGINNING at a 1/2 inch iron rod with cap marked “HOWELL-F100147” set in the north boundary line of said 330.00 acre tract and the south boundary line Interstate Highway 20, according to the deed of right of way Parcel 18 as recorded in Volume 262, Page 61 Deed Records of Reeves County, Texas for the northwest corner of this tract, from which a 1/2 inch iron rod found in the west boundary line of said Section 77 for the northwest corner of said 330.00 acre tract bears S69°43’15“W, 507.06 feet, then from which point a spike-nail found in pavement for the southwest corner of said Section 77 bears S32°02’34“E, 3280.65 feet;

THENCE N69°43’15“E, with the north boundary line of said 330.00 acre tract and south boundary line Interstate Highway 20, 411.26 feet to a 1/2 inch iron rod with cap marked “HOWELL-F100147” set for the northwest corner a 10.00 acre tract referred to as Tract 10 of an unrecorded subdivision known as “Pecos Subdivision of Section 77” and the northeast corner of this tract;

THENCE S31°40’15“E, with the west boundary line of said 10.00 acre tract (Tract 10), 1083.84 feet to a 1/2 inch iron rod with cap marked “HOWELL-F100147” set for the southwest corner of said 10.00 acres (Tract 10) and southeast corner of this tract;

Exhibit “B”-2

THENCE S68°00’00“W, 401.74 feet to a 1/2 inch iron rod with cap marked “HOWELL-F100147” set for the southeast corner of a 12.60 acre tract, referred to as Tract 12 of said unrecorded subdivision, and the southwest corner of this tract;

THENCE N32°02’34“W, with the east boundary line of said 12.60 acres (Tract 12), 1097.63 feet to the place of beginning and containing 10.00 surface acres of land.

Tract 4

FIELD NOTES OF 20.53 ACRE TRACT OF LAND OUT OF A 330.00 ACRE TRACT OF LAND AS RECORDED IN VOLUME 1054, PAGE 60, OFFICIAL PUBLIC RECORDS OF REEVES COUNTY TEXAS (OPR) AND LOCATED IN SECTION 77, BLOCK 4, H. & G. N. RY. COMPANY SURVEY, REEVES COUNTY, TEXAS

BEGINNING at a 1/2 inch iron rod with cap marked “HOWELL-F100147” set in the west boundary line of said 330.00 acre tract and west boundary line of said Section 77, for the southwest corner of a 12.60 acre tract referred to as Tract 12 of an unrecorded subdivision known as “Pecos Subdivision of Section 77” and northwest corner of this tract, from which a 1/2 inch iron rod for the northwest corner of said 330.00 acre tract, and said Tract 12, bears S69°43’15“W, 1113.10 feet;

THENCE N68°00’00“E, with the south boundary line of tracts 12, 11, 10, 9 and 8, respectively, of said unrecorded subdivision, 2150.83 feet to a 1/2 inch iron rod with cap marked “HOWELL-F100147” set for the southeast corner a 10.00 acre tract (said Tract 8) and the northeast corner of this tract;

THENCE S31°40’15“E, 382.39 feet to a 1/2 inch iron rod with cap marked “HOWELL-F100147” set for the north cutback of the southeast corner of this tract;

THENCE S18°09’52“W, 51.60 feet to a 1/2 inch iron rod with cap marked “HOWELL-F100147” set for the west cutback of the southeast corner of this tract;

THENCE S68°00’00“W, 2108.04 feet to a 1/2 inch iron rod with cap marked “HOWELL-F100147” set in the west boundary line of said 330 acre tract and of said Section 77, for southwest corner of this tract;

THENCE N32°02’34“W, with the west boundary line of said 330 acre tract and of said Section 77,    422.90 feet to the place of beginning and containing 20.53 surface acres of land.

Exhibit “B”-3

EXHIBIT “C”

RULES AND REGULATIONS OF THE BUILDINGS

1.	Tenant shall endeavor to keep its premises neat and clean.

2.

Landlord shall not be responsible to Tenant, its agents, employees, contractors or invitees for any loss of personal property from their respective premises or a Building or Facility generally or for any damage to any property therein from any cause whatsoever whether such loss or damage occurs when an area is locked against entry or not.

3.	Tenant shall exercise reasonable precautions in the protection of its personal property.

4.

Landlord reserves the right to rescind or amend any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be necessary or appropriate for the safety, protection, care and cleanliness of the Buildings, the operation thereof, the preservation of good order therein and the protection and comfort of the persons entitled to use all or any part of the Buildings and their agents, employees, and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon it in like manner as if originally herein prescribed.

5.

In addition to, and without limiting the foregoing, Landlord reserves the right from time to time to promulgate rules and regulations relating to shared use of the Buildings, guidelines on how space will be allocated, when/how shop tools may be used or scheduled, and regular hours of operation of the Shop, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon it in like manner as if originally herein prescribed.

Exhibit “C”

EXHIBIT “D”

FORM OF SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT (this “Sublease”) is entered into effective as of                 , between Altus Midstream LP, a Delaware limited partnership (“Tenant”) and [        ] a [        ] (“Subtenant”), with reference to the following:

A. Apache Corporation, a Delaware corporation (“Owner”), as landlord, and Tenant entered into that certain Lease Agreement dated effective as of [        ], 2018 (the “Primary Lease”; all capitalized terms used but not defined herein shall have the meanings set forth in the Primary Lease), pursuant to which Owner leased to Tenant certain real property in Reeves County, Texas, more particularly described in the Primary Lease (the “Premises”). A copy of the Primary Lease, and all amendments thereto, is attached and incorporated by reference for all purposes into this Sublease as Exhibit A.

B. Subtenant is, directly or indirectly, a wholly owned subsidiary of Tenant and is a Permitted Subtenant under the Primary Lease.

C. Tenant desires to sublease a portion of the Premises to Subtenant, and Subtenant wishes to sublease a portion of the Premises from Tenant, all in accordance with Section 39(c) of the Primary Lease and subject to and on the terms and conditions set forth below.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Subtenant agree as follows:

1. Demise; Use. Tenant hereby subleases to Subtenant, and Subtenant hereby subleases from Tenant, upon the terms and conditions set forth in this Sublease, that portion of the Premises more particularly described and depicted on Exhibit B attached hereto and incorporated herein for all purposes (the “Subleased Premises”). The Subleased Premises may be used and occupied by Subtenant solely for the purpose permitted under the Prime Lease and for no other purpose.

2. Term. The term (the “Term”) of this Sublease shall commence on [        ] (the “Commencement Date”), and shall end upon [the earlier of (x) [        ] and (y)] the expiration of the Primary Lease, unless sooner terminated in accordance with the terms hereof (the “Expiration Date”). Notwithstanding the foregoing, if the Primary Lease is terminated for any reason whatsoever prior to the Expiration Date, this Sublease shall terminate automatically and the date of such termination shall be deemed to be the Expiration Date for all purposes hereunder, and the parties hereto shall be relieved of all liabilities and obligations hereunder, except for those which accrued prior to the date of such termination or expiration and/or those that survive expiration or termination of this Sublease.

3. Rent.

(a) Commencing on the Commencement Date and continuing throughout the Term, Subtenant agrees to pay monthly rent (“Base Rent”) to Tenant for the use of the Subleased Premises, in the amount of [$          ].

Exhibit “D”-1

(b) Subtenant further agrees to pay its pro rata share of the Operating Expenses (as defined in the Primary Lease) throughout the Term. The parties agree that Subtenant’s pro rata share shall be [        ]. Subtenant agrees to make all such payments to Tenant at least five (5) days prior to the date on which Tenant is required to make such payments to Landlord pursuant to the Primary Lease.

(c) Base Rent, Operating Expenses, and all other amounts due and payable by Subtenant hereunder shall be deemed to be “Rent” under this Sublease. Except as otherwise set forth herein, all Rent shall be paid monthly in advance on the first day of each calendar month without notice, demand, setoff or deduction whatsoever and shall be paid to Tenant at its notice address, or at such other place as Tenant may designate by written notice to Subtenant.

(d) Any and all past due installments of Rent shall bear interest from the date due until paid at the rate per annum equal to eighteen percent (18%), unless a lesser rate shall then be the maximum rate permissible by law, in which event said lesser rate shall be charged.

4. Primary Lease.

(a) The terms and conditions of the Primary Lease are incorporated into this Sublease by reference for all purposes. Subtenant, by Subtenant’s execution of this Sublease, acknowledges that Tenant has furnished Subtenant with a complete copy of the Primary Lease, Subtenant has examined the Primary Lease and is familiar with its terms.

(b) This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Primary Lease and to all of the rights of Landlord under the Primary Lease. Subtenant agrees to comply in all respects with the terms and conditions of the Primary Lease and any agreement to which the Primary Lease is subject, and expressly assumes Tenant’s obligations thereunder, insofar as the same are applicable to the Subleased Premises.

(c) As between Tenant and Subtenant, Tenant shall be entitled to all of the rights and remedies reserved by and granted to the Landlord in the Primary Lease as if Tenant was the “Landlord” under the Primary Lease and Subtenant was the “Tenant” under the Primary Lease. Such rights and remedies are incorporated into this Sublease by reference for all purposes. Notwithstanding the foregoing, it is expressly understood and agreed that Tenant does not assume and shall not have any of the obligations or liabilities of Landlord under the Primary Lease and that Tenant is not making the representations or warranties, if any, made by Landlord in the Primary Lease. With respect to work, services, repairs and restoration or the performance of other obligations required of Landlord under the Primary Lease, Tenant’s sole obligation with respect thereto shall be to request the same, upon written request from Subtenant, and to use reasonable efforts to obtain the same from Landlord. Tenant shall not be liable in damages for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Primary Lease.

(d) Tenant covenants and agrees to observe and perform all of its obligations pursuant to the Primary Lease (provided, however, the non-performance by Tenant of any of its obligations under the Primary Lease shall not excuse Subtenant from any of its obligations under this Sublease) and to not take any voluntary or intentional action to cause the Primary Lease to not be in full force and effect during the term of this Sublease.

Exhibit “D”-2

5. Condition of Subleased Premises; Surrender. Subtenant accepts the property “AS-IS”, “WHERE-IS”, WITH ALL FAULTS, and shall surrender the Subleased Premises to Tenant and Landlord on the Expiration Date (or date of earlier termination, as applicable) in the condition required by the Primary Lease, free of occupancy by any person or entity and with all of Subtenant’s personal property removed therefrom.

6. Default.

(a) Upon the happening of any of the following:

(1) Subtenant fails to pay any installment of Rent within five (5) days after the date it is due;

(2) Subtenant fails to perform or observe any other covenant or agreement set forth in this Sublease and such failure continues for thirty (30) days after notice thereof from Tenant to Subtenant; provided, however, if such failure cannot reasonably be cured within such thirty (30) days, Subtenant shall be allowed such additional time as reasonably necessary to cure the failure so long as Subtenant commences to cure the failure within the thirty (30) day period and Subtenant diligently pursues a course of action that will cure the failure and bring Subtenant in compliance with the Sublease and the Lease; or

(3) Any other event occurs which involves Subtenant or the Subleased Premises which would constitute a default under the Primary Lease if it involved Tenant or the Subleased Premises;

Subtenant shall be deemed to be in default hereunder, and Tenant may exercise, without limitation of any other rights and remedies available to it hereunder or at law or in equity, any and all rights and remedies of Landlord set forth in the Primary Lease in the event of a default by Tenant thereunder.

(b) In the event of a Subtenant default hereunder (beyond applicable notice and cure periods), Tenant may make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to Subtenant to do so). In such event, amounts so paid and amounts expended in undertaking such performance, together with all costs, expenses, and attorneys’ fees incurred by Tenant in connection therewith and interest thereon at the rate set forth in Section 3(d) above shall be additional rent hereunder.

7. Notices. Notices required or permitted to be given hereunder shall be given pursuant to Section 29 of the Primary Lease, to the parties at their following addresses:

if to Tenant:                 [___________]

                                     [___________]

                                     [___________]

                                     attn.: ________________

Exhibit “D”-3

if to Subtenant:                 [___________]

                                           [___________]

                                           [___________]

                                           attn.: ________________

8. Assignment and Subletting. Subtenant may not assign Subtenant’s rights under this Sublease, sublet all or any portion of the Subleased Premises, or otherwise convey any other interest in this Sublease or the Subleased Premises without first obtaining the prior written consent of Tenant and Landlord, which consent may be given or withheld in Tenant’s and/or Landlord’s sole and absolute discretion.

9. General Provisions. Sections 45 (Legal Interpretation), 46 (Entire Agreement), 50 (Successors & Assigns), 52 (Brokerage Commissions), 53 (Attorney’s Fees), 54 (Authority), and 55 (Consent to Jurisdiction; Waiver of Jury Trial) of the Primary Lease are hereby incorporated into this Sublease as if set forth herein, mutatis mutandis. All duties and obligations of Subtenant under this Sublease that are unperformed shall survive the termination or expiration of this Sublease.

[Remainder of this page left intentionally blank. Signature Page follows.]

Exhibit “D”-4

IN WITNESS WHEREOF, the parties have executed this Sublease to be effective as of the date first set forth above.

TENANT:

Altus Midstream LP, a Delaware limited partnership

By:
Name:
Title:

SUBTENANT:

[ ], a [ ]

By:
Name:
Title:

Exhibit “D”

Exhibit A to Sublease Agreement

Primary Lease

[attached]

Exhibit “D”

Exhibit B to Sublease Agreement

Subleased Premises

[attached]

Exhibit “D”

EXHIBIT “E”

PARKING RULES AND REGULATIONS

1.	Cars must be parked entirely within the painted lines, if any.

2.	All directional signs and arrows must be observed at all times.

3.	Parking is prohibited:

(a) in areas not striped for parking

(b) where “No Parking” signs are posted

(c) in cross hatched areas

(d) in such other areas as may be designated by Landlord or Landlord’s agent(s).

(e) by Tenant, its employees or independent contractors in “Visitor”, “Delivery”, “Handicapped” or other specially designated parking areas unless the parker has a permit therefor.

4. Every parker is required to park and lock his or her own car. All responsibility for damage to persons, cars, or their contents is assumed by the parker and Landlord shall in no event be responsible or liable therefor.

5. Landlord reserves the right to rescind or amend any of these rules and regulations and to make such other and further rules and regulations, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon it in like manner as if originally herein prescribed.

Exhibit “E”